Exhibit d-2


                             SUB-ADVISORY AGREEMENT
                                     between
                           Fred Alger Management, Inc.
                                       and
                        JF International Management Inc.


                               [insert date] 2003



TABLE OF CONTENTS

APPOINTMENT....................................................................2
DELIVERY OF DOCUMENTS..........................................................2
INVESTMENT ADVISORY SERVICES...................................................3
   MANAGEMENT OF THE FUND......................................................3
   COVENANTS...................................................................4
   BOOKS AND RECORDS...........................................................5
   REPORTS, EVALUATIONS, AND OTHER SERVICES....................................5
   PURCHASE AND SALE OF SECURITIES.............................................5
   BROKERS OR DEALERS..........................................................6
   AGGREGATION OF SECURITIES TRANSACTIONS......................................6
REPRESENTATIONS AND WARRANTIES.................................................7
COMPENSATION...................................................................8
LIMITATION OF TRUSTEES' LIABILITY..............................................8
LIMITATION OF SUB-ADVISER'S LIABILITY..........................................8
USE OF NAMES AND OTHER INFORMATION.............................................9
NON-EXCLUSIVE SERVICES........................................................10
EFFECTIVE DATE, AMENDMENT, AND TERMINATION....................................10
CERTAIN DEFINITIONS...........................................................10
EXPENSES......................................................................10
INDEPENDENT CONTRACTOR........................................................11
INDEMNIFICATION...............................................................11
GOVERNING LAW.................................................................11
SEVERABILITY..................................................................11
INSTRUCTIONS..................................................................12
NOTICES.......................................................................12
FORCE MAJEURE.................................................................13
CHANGES WITHIN THE SUB-ADVISER................................................13
RISK DISCLOSURE...............................................................13



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AGREEMENT,  made as of the [insert day] day of September, 2003 (the Commencement
Date"), by and between Fred Alger Management, Inc., a New York corporation (the "Adviser"), and JF International Management Inc., a limited company organized under the laws of the British Virgin Islands ("the Sub-Adviser").

WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended, (the "Advisers Act") and has been retained by the China-U.S. Growth Fund (the "Fund" or the "Trust"), a Massachusetts business trust registered as an open-end management investment company under the United States Investment Company Act of 1940, as amended, pursuant to an Investment Management Agreement dated September 8, 2003 (the "Management Agreement"); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish it with investment sub-advisory services in connection with the management of the Fund and the Sub-Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the terms, conditions, and mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT. In accordance with the Management Agreement, the Adviser hereby appoints the Sub-Adviser to act as a sub-adviser to the Fund with respect to that portion of the assets of the Fund that the Adviser shall allocate to the Sub-Adviser for such purpose (the "Sub-Adviser Assets") subject to the control and direction of the Adviser and the Trust's Board of Trustees (the "Board"), for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.    DELIVERY OF DOCUMENTS.

      a) The Adviser has delivered to the Sub-Adviser copies of each of the following documents and will promptly deliver to it all future amendments and supplements thereto, if any:

            i) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on February 14, 2003;

            ii)   the Trust's By-Laws;

            iii)  resolutions  of  the  Board   authorizing  the  execution  and
                  delivery of the Management Agreement and this Agreement;

            iv) the Fund's Registration Statement on Form N-1A under the United States



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                  Securities  Act of 1933, as amended ("1933 Act") and under the
                  United States Investment Company Act of 1940, as amended, (the "1940 Act") as filed with the United States Securities and Exchange Commission (the "SEC");

            v) the Fund's Notification of Registration under the 1940 Act of Form N-8A as filed with the SEC;

            vi) the currently effective Prospectus and Statement of Additional Information of the Fund (collectively the "Prospectus"); and

            vii)  the Management Agreement.

      b) The Sub-Adviser has delivered to the Adviser copies of each of the following documents and will promptly delivery to it all future amendments and supplements thereto, if any:

            i) the Sub-Adviser's Uniform Application for Investment Adviser Registration ("Form ADV");

            ii)   any written  supervisory and operating policies and procedures
                  of  the  Sub-Adviser   that  the  Adviser  or  the  Board  may
                  reasonably request;

            iii) the Sub-Adviser's Code of Ethics which complies with Rule 17j-1 under the 1940 Act and related policies and procedures;

            iv) certificates of liability insurance evidencing the Sub-Adviser's Errors and Omissions and Directors and Officers Liability and Fidelity Bond Coverage attached hereto as Appendix D; and

            v) any other documents that the Adviser or the Board may reasonably request.

3.    INVESTMENT ADVISORY SERVICES.

      a) MANAGEMENT OF THE FUND. The Sub-Adviser hereby undertakes to act as investment sub-adviser to the Fund. The Sub-Adviser shall provide investment management services to the Fund for the Sub-Adviser Assets, subject to the reasonable direction the Adviser or the Board may give from time to time, in accordance with this Agreement, the Operational Guidelines described on Appendix A to this Agreement, and Appendix B to this Agreement. The Adviser shall maintain ultimate oversight regarding investment management of the Fund. In furtherance of the foregoing, the Sub-Adviser shall:

            i)    obtain  and  evaluate  pertinent  economic,   statistical  and
                  financial data, and



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                  other significant  events and developments  which affect:  the economies of Asia and China generally; the Fund's investment program; and Asian issuers and China issuers of securities included in the Fund's portfolio as well as the industries in which they engage or which may relate to securities or other investments which the Sub-Adviser may deem desirable for inclusion in the portfolio of the Sub-Adviser Assets;

            ii)   determine  which  Asian  issuers,   China  issuers  and  other
                  securities shall be included in the Fund's portfolio, subject to the oversight and supervision of the Adviser;

            iii) furnish an investment program for the Fund with respect to Asian issuers and China issuers;

            iv) in its discretion, make determinations with respect to the investment of the Sub-Adviser Assets and, with respect to such assets, the purchase and sale of portfolio securities of Asian issuers and China issuers; and

            v) take, on behalf of the Fund, all actions the Sub-Adviser may deem necessary in order to carry into effect such investment program and which are consistent with the Sub-Adviser's functions as provided above.

      b) COVENANTS. The Sub-Adviser shall carry out its investment sub-advisory responsibilities in a manner consistent with (i) Appendix A to this Agreement; (ii) the 1940 Act, the United State Investment Advisers Act of 1940 (the "Advisers Act"), the 1933 Act, Subchapter M of the Internal Revenue Code of 1986, as amended, the regulations under each of the foregoing and any laws or regulations other than the foregoing applicable to the Sub-Adviser; and (iii) the investment objective, policies, and restrictions as set out in Appendix B to this Agreement which the Adviser shall ensure is consistent with all of the current objectives, policies and restrictions provided in the Prospectus; the Trust's By-Laws; the Trust's Agreement and Declaration of Trust; any laws or regulations applicable to the Trust other than those specified above, including the applicable laws of any jurisdiction that specifically govern the operations of business trusts; and such other investment policies, procedures and/or limitations as adopted by the Trust or the Adviser with respect to the Fund. Appendix A and Appendix B may be amended from time to time with both parties agreeing in writing and by transmitting the amended Appendix, provided that the agreement of neither party is to be unreasonably withheld and provided further that any such amendment shall be consistent with the Prospectus. If the Sub-Adviser considers that any investment



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


            objective, policies and restrictions received may not, from a compliance or systems viewpoint, be capable of being fully observed, it shall promptly notify the Adviser of the same with a view to arrive at a mutually acceptable method of resolution. The Sub-Adviser shall use all reasonable endeavors to comply with such investment objective, policies and restrictions to the fullest practicable extent, subject to Section 19 of this Agreement. While the Sub-Adviser will take reasonable care to manage the assets in accordance with the investment objective, and to reflect the terms as specified in Appendix B, the Adviser understands that there is no certainty that this will be achieved. The existence of any benchmark shall not preclude the Sub-Adviser from investing in countries not forming components of the benchmark where this is considered to be in the interests of the Sub-Adviser Assets. The Sub-Adviser is permitted to take up any offer of rights or free subscription or other warrants issued in respect of investments held in the Sub-Adviser Assets or to acquire securities as a result of a take-over, merger or other offer. To the extent that the foregoing should result in investment limits being exceeded, the Sub-Adviser shall either immediately sell the securities or take other action necessary to avoid the situation from continuing. The Sub-Adviser will make its officers and employees available to the Adviser from time to time and at reasonable times to review the Fund's investment policies and for consultation regarding the Fund's investment affairs.


      c) BOOKS AND RECORDS. The Sub-Adviser shall keep the books and records with respect to the Fund's securities transactions required to be maintained by or on behalf of the Fund with respect to sub-advisory services rendered hereunder in accordance with Section 31(a) of the 1940 Act and will furnish such periodic and special reports as the Adviser or the Board may reasonably request. The Sub-Adviser agrees to provide reasonable access to all records that it maintains for the Fund upon the Fund's reasonable request. The Sub-Adviser further agrees to preserve such records of the Fund for the periods prescribed by Rule 31a-2 of the 1940 Act and any other applicable laws, rules, and regulations. The Sub-Adviser agrees that such records are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request provided that the Sub-Adviser may retain a copy of such records.

      d) REPORTS, EVALUATIONS, AND OTHER SERVICES. The Sub-Adviser shall render reports, evaluations, information or analyses to the Adviser and the Board with respect to the Fund in such form and manner as described on Appendix A to this Agreement or as the Adviser, or the Board may otherwise agree with the Sub-Adviser from time to time. The Sub-Adviser shall give the Adviser and the Board written notice of any changes in the Sub-Adviser's personnel who are responsible for the day-to-day management of the Sub-Adviser Assets as soon as reasonably practicable, but no later than five (5) business days, after such information becomes known or available to the Sub-Adviser.

      e) PURCHASE AND SALE OF SECURITIES. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Sub-Adviser Assets with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or the Sub-Adviser to the extent permitted by the 1940 Act, the Trust's policies and procedures, and as the Adviser shall notify the Sub-



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


            Adviser from time to time. The Sub-Adviser understands that Fred Alger & Company Incorporated may be used as principal broker or dealer for securities transactions, to the extent permitted by law, but that no formula has been adopted for allocation of the Sub-Adviser Assets' investment transaction business. The Sub-Adviser shall obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Sub-Adviser may consider various factors, including but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Sub-Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Sub-Adviser be under any duty to obtain the lowest commission or the best net price for the Fund on any particular transaction. In connection with the placement of orders, the Sub-Adviser will create and maintain all necessary brokerage records of the Fund in accordance with all applicable laws, rules, and regulations, including but not limited to Section 31(a) of the 1940 Act and
            Section 3(c) of this Agreement.

            In connection with the purchase and sale of securities for the Sub-Adviser Assets, the Sub-Adviser shall carry out its responsibilities in accordance with the Operational Guidelines described on Appendix A to this Agreement.

      f) BROKERS OR DEALERS. The Sub-Adviser may, to the extent permitted by law, including but not limited to Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), pay a broker or dealer who provides research services to the Sub-Adviser a commission for executing a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction if the Sub-Adviser determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Sub-Adviser's overall responsibilities with respect to the discretionary accounts that it manages. The Sub-Adviser shall render a written report to the Board, at least quarterly, regarding overall commissions paid by the Fund and their reasonableness in relation to their benefits to the Fund in accordance with Section 3(d) of this Agreement.

      g) AGGREGATION OF SECURITIES TRANSACTIONS. In executing portfolio transactions for the Fund, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients if, in the Sub-Adviser's reasonable judgment, such aggregation (i) will be likely to result in an overall economic benefit to the Sub-Adviser's clients as a whole, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements and (ii) is not inconsistent with the policies set forth in the Trust's Prospectus and previously notified to the Sub-Adviser. In such event, the Sub-Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner and consistent with its fiduciary obligations to the Fund.

4.    REPRESENTATIONS AND WARRANTIES.

      a) The Sub-Adviser hereby represents and warrants to the Adviser as follows:

            i) The Sub-Adviser is a limited company duly organized and in good standing under the laws of the British Virgin Islands and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;

            ii) The Sub-Adviser is registered as an investment adviser with the SEC under the Advisers Act and is licensed by the Hong Kong Securities and Futures Commission. The Sub-Adviser shall maintain all necessary registrations or licenses in effect at all times during the term of this Agreement;

            iii)  The  Sub-Adviser  at all times shall use its best judgment and
                  efforts  in  carrying   out  the   Sub-Adviser's   obligations
                  hereunder; and

            iv) The Sub-Adviser shall maintain the following insurance protection with respect to its obligations under this
                  Agreement: (i) Directors and Officers and Errors and Omissions Insurance of such types and in such amounts as the Sub-Adviser may reasonably deem necessary to protect the Adviser and its agents against loss from errors or omission in performance of the Sub-Adviser's duties and obligations described in or contemplated by this Agreement; and (ii) Fidelity Bond Coverage of Sub-Adviser personnel which may be required under applicable law in connection with the Sub-Adviser's services as Sub-Adviser under this Agreement. The Sub-Adviser has provided the Adviser with certificates of liability insurance evidencing the foregoing, attached hereto as Appendix D, and shall notify the Adviser of any material changes thereto.

      b) The Adviser hereby represents and warrants to the Sub-Adviser as follows:

            i) The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;

            ii) The Trust is and at all times will be the legal owner of the Sub-Adviser Assets and the investments and cash comprising the Sub-Adviser Assets are and at all times will be held by the Trust free from all liens, charges and encumbrances whatsoever;



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            iii)  The Adviser is registered  as an  investment  adviser with the
                  SEC under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement;

            iv) The Trust has been duly organized as a business trust under the laws of The Commonwealth of Massachusetts; and

            v) The Trust is registered as an investment company with the SEC under the 1940 Act, and shares of the Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

5. COMPENSATION. As compensation for the services provided pursuant to this Agreement the Adviser shall pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation therefor a sub-advisory fee, paid quarterly in arrears on the day immediately following each calendar quarter, which is the higher of (i) USD62,500 per calendar quarter; or (ii) the amount produced by multiplying the annual rate of 0.50 percent by the average daily net assets of the Sub-Adviser Assets, during the relevant calendar quarter, which shall be computed and accrued daily provided that for the first four quarters following the date of the initial transfer of the Sub-Adviser Assets, the fee shall be calculated by reference to the amount produced by multiplying the annual rate of 0.50 percent by the average daily net assets of the Sub-Adviser Assets only. Such sub-advisory fee shall begin to accrue on the date that the Adviser transfers Sub-Adviser Assets to the Sub-Adviser. In the case of the calculation of the sub-advisory fee in respect of periods less than 90 days, the sub-advisory fee shall be calculated on a prorated basis. For the purposes of calculating the Sub-Adviser's fee, the daily value of the net assets of the portion of the Fund's assets managed by the Sub-Adviser shall be computed by the method used to determine net assets for purposes of sales and redemptions of Fund shares. The Sub-Adviser shall have the right to waive or reduce any portion of the sub-advisory fee which it is entitled to under this Agreement. Any such waiver shall be in writing.

6. LIMITATION OF TRUST'S LIABILITY. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust.

7. LIMITATION OF SUB-ADVISER'S LIABILITY. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub-Adviser nor any of its directors, officers, shareholders, agents or employees shall be liable or responsible to the Adviser, the Trust, the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or for any act or omission in the course of or connected with rendering services hereunder or for any loss suffered by the Adviser, the Trust, the Fund or any shareholder of the Fund in connection with the performance of this Agreement. No warranty is given by the Sub-Adviser as to the performance or profitability of any investments, cash or other property forming part of or constituting the Fund. The Sub-Adviser shall not take or omit to take any action which to the actual knowledge of the individual taking or omitting to take such action would prejudice the tax position of the Fund. Subject thereto, the Adviser shall be responsible for the management of the Fund's affairs for tax purposes. Any stated limitations on liability shall not relieve the Sub-Adviser from any responsibility or liability the Sub-Advisor may have under United States state or federal statutes.

8. USE OF NAMES AND OTHER INFORMATION. The Sub-Adviser shall not use the name of the Adviser or the Trust in any material relating to the Sub-Adviser in any manner not approved in advance by the Adviser or the Trust; provided however, that the Adviser and the Trust shall each approve all uses of their respective names which merely refer in accurate terms to the appointment of the Sub-Adviser hereunder or which are required by the SEC or a state or other securities authority; and provided further, that in no event shall such approval be unreasonably withheld. Neither the Adviser nor the Trust shall use the name of the Sub-Adviser in any material relating to the Adviser or the Trust in any manner not approved in advance by the Sub-Adviser; provided, however, that the Sub-Adviser will approve all uses of its name which merely refer in accurate terms to this appointment hereunder or which are required by the SEC or a state or other securities authority; and provided further, that in no event shall such approval be unreasonably withheld.

      The Sub-Adviser also agrees to permit the use by the Trust or its distributor of the past performance and investment history of the Sub-Adviser as the same is applicable to the Fund, and to permit the use of biographical and historical data of the Sub-Adviser and its individual manager(s) as reasonably requested and agreed to by the Sub-Adviser, provided further, that in no event shall such agreement be unreasonably withheld.

      Notwithstanding the above, these provisions shall not preclude the Sub-Adviser from complying with any statutory, regulatory or governmental requirement to provide information concerning the Fund to which the Sub-Adviser may be subject from time to time or to disclose such information to counterparties or other agents in order for the Sub-Adviser to carry out its duties hereunder provided that the Sub-Adviser shall endeavor to obtain assurance that confidential treatment will be accorded the information so provided or disclose such information to affiliates for the purpose of general business oversight. However, the Sub-Adviser shall with respect to disclosure made in compliance with any statutory, regulatory or governmental requirement to provide information concerning the Fund: (i) provide the Adviser with prompt written notice of any of the above facts to the extent not prohibited by law so that the Adviser may attempt to obtain a protective order or other appropriate remedy; and (ii) provide only that portion of information that the Sub-Adviser's legal counsel advises is legally required.



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


9. NON-EXCLUSIVE SERVICES. The Adviser understands that the Sub-Adviser's services hereunder are not to be deemed exclusive and the Sub-Adviser may provide similar investment advisory or management services to its other clients. The Adviser further understands that the Sub-Adviser may give advice and take action with respect to its other clients or for its own account that may differ from the timing or nature of action taken by the Sub-Adviser with respect to the Fund. The Sub-Adviser understands that the Adviser may retain one or more additional Sub-Advisers with respect to any portion of the Fund's assets.

10.   EFFECTIVE DATE, AMENDMENT, AND TERMINATION.

      a) This Agreement shall become effective as of the date of execution hereof. The initial term of this Agreement shall be for two (2) years. Thereafter, this Agreement shall continue in effect for successive twelve (12) month periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees who are not parties to this Agreement or interested persons of the Fund, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval and (ii) by a vote of the Board or a majority of the outstanding voting securities of the Fund.

      b) This Agreement may be amended at any time by mutual consent of the parties, subject to consent of the Trust, which consent must, except as otherwise permitted by or under the 1940 Act, be approved (i) by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of the Fund, the Adviser or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such amendment and (ii) by vote of a majority of the outstanding voting securities of the Fund.

      c) This Agreement may be terminated by either party as further set forth in this Paragraph (c) at any time without payment of any penalty. Upon termination, all sub-advisory fees (as defined in Section 5 of this Agreement) shall cease to accrue and become due and payable. This Agreement may be terminated by the Adviser upon the vote of the Board or a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Sub-Adviser. This Agreement may be terminated by the Sub-Adviser upon sixty (60) days' written notice to the Adviser and the Fund. This Agreement shall terminate automatically in the event of its assignment or termination of the Management Agreement.

11. CERTAIN DEFINITIONS. The terms "majority of the outstanding voting securities," "assignment," and "interested persons," shall have the meanings set forth in the 1940 Act.

12. EXPENSES. The Sub-Adviser will bear its expenses of providing services to the Fund pursuant to this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

13. INDEPENDENT CONTRACTOR. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided for herein or authorized by the Board from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

14. INDEMNIFICATION. The Sub-Adviser agrees to fully indemnify the Adviser on demand from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever directly resulting from the willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, its directors, officers, or employees, which may be imposed on, incurred by or asserted against the Adviser and related to the services provided under this Agreement. The Adviser agrees to fully indemnify the Sub-Adviser on demand from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever other than those directly resulting from the willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser, its directors, officers, or employees, which may be imposed on, incurred by or asserted against the Sub-Adviser related to the services provided under this Agreement. The provisions of this Section 14 shall survive termination of this Agreement.

15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York.

16. SEVERABILITY. If any provision of this Agreement shall become or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

17. INSTRUCTIONS. The Sub-Adviser is authorized to rely on, may act on and treat as fully authorized by the Adviser, any instruction or communication which purports to have been given in writing (and which is accepted by the Sub-Adviser in good faith as having been given) by or on behalf of the persons notified by the Adviser from time to time to the Sub-Adviser as being authorized to instruct it in respect of the Fund and, by whatever means transmitted, unless the Sub-Adviser shall have received written notice to the contrary, whether or not the authority of such person shall have been terminated. Except as provided under this Section 17 of this Agreement, the Sub-Adviser shall be under no duty whatsoever to verify the identity of persons giving facsimile or other instructions and the Adviser indemnifies the Sub-Adviser against all liabilities, actions, proceedings, claims, losses and expenses arising out of or in connection with, whether directly or indirectly, the acceptance of facsimile or other instructions by the Sub-Adviser and upon which the Sub-Adviser is authorized to rely unless such acceptance results from or constitutes gross negligence or willful misconduct by the Sub-Adviser. The Sub-Adviser and its associates will employ commercially reasonable procedures to endeavor to confirm that the Adviser's instructions are genuine, which may include but is not limited to, the use of voice recording procedures, in connection with all communications.

18. NOTICES. All notices under this Agreement shall be given in writing and shall be duly given if mailed or delivered to the Adviser at 30 Montgomery Street, Jersey City, New Jersey, 07302 to the attention of Frederick A. Blum, Executive Vice President and to the Sub-Adviser at 21/F, Chater House, 8 Connaught Road, Central, Hong Kong to the attention of Lauren Pan, Vice President. Notices shall be effective upon delivery.

19. FORCE MAJEURE. Each party shall maintain and update from time to time business continuation and disaster recovery facilities and procedures with respect to its investment advisory business that it determines in good faith from time to time to meet reasonable commercial standards. Neither party to this Agreement shall be liable for any failure, interruption or delay to meet its obligations under this Agreement due to acts, events or circumstances not reasonably within its control, including, but not limited to, industrial disputes, acts or regulations of any governmental or supranational bodies or authorities and breakdown, failure or malfunction of any telecommunications or computer service or systems, except to the extent that any breakdown, failure or malfunction of any equipment or system is primarily attributable to the party's gross negligence or willful misconduct in maintaining such equipment or system. The parties shall take reasonable steps to minimize any loss or damage but neither party shall be otherwise liable or have any other responsibility of any kind for any loss or damage thereby incurred or suffered by the other party or the Fund.

20.   CHANGES WITHIN THE SUB-ADVISER. The Sub-Adviser will inform the Adviser in
      writing  within  a  reasonable  time  of  any  material   changes  to  the
      information provided to the Adviser under this Agreement.

21. RISK DISCLOSURE. The Adviser confirms that it has notice of the risk disclosure statement as set out in Appendix C.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

FRED ALGER MANAGEMENT, INC.                    JF INTERNATIONAL
                                               MANAGEMENT INC.

By:                                            By:
   ----------------------------                    ----------------------------
Name:  Frederick A. Blum                       Name:
Title: Executive Vice President                Title:
Date:                                          Date:

                                   APPENDIX A


                             OPERATIONAL GUIDELINES


INVESTMENT MANAGEMENT
The  assets of the Fund shall be managed  with  discretion  within the limits of
Section 3 of this Agreement.

CALCULATING THE NAV
The Adviser is responsible for calculating the NAV of the Fund. The Adviser shall be the primary source of Fund data with regard to the Fund for purposes of calculating the NAV. The Adviser reserves the right to delegate the responsibility of calculating the NAV to an affiliate of the Adviser.

In order for the Adviser to calculate the NAV of the Fund, the Adviser and the Sub-Adviser shall comply with the Pricing Information guidelines described below.

PRICING INFORMATION
By the close of business on a business day in Hong Kong ("Business Day"), the Sub-Adviser shall transmit the following information ("Price Information") to the Adviser, via facsimile, to the number listed below.

     1. Name of Security
     2. Closing Market Price of the previous Business Day

The Sub-Adviser shall transmit the Price Information even if said Price Information is unchanged from the previous Business Day. If on any Business Day the Sub-Adviser is unable to provide such Price Information by facsimile, the Sub-Adviser shall contact the person listed below. In the event that the Sub-Adviser fails to provide Price Information to the Adviser on a Business Day, the Adviser shall use the Price Information from the prior Business Day in its calculations.

         PRICING AND TRADING CONTACTS ADVISER
         Facsimile Number: 201-395-5263
         Contact Person: Rick Blum
         Telephone Number: 201-547-3600
         E-mail: rblum@alger.com

         PRICING AND TRADING CONTACTS SUB-ADVISER
         Facsimile Number: 852-2845-2421
         Contact Person: Betty Ma
         Telephone Number: 852-2800-3737
         E-MAIL: BETTY.MA@JFAM.COM

INVESTMENT PERFORMANCE MONITORING PROCEDURES
The Trustees and/or their designees will review the Sub-Adviser's process and performance as sub-advisor, no less than annually, to determine whether the investments performed satisfactorily compared to appropriate market indices as well as whether the Sub-Adviser is meeting the stated investment objectives and complying with investment guidelines. Periodic reviews will include but will not be limited to: historical risk and return results; fees and expense levels; and material changes in the Sub-Advisor's investment philosophy, process or personnel. The Adviser and the Sub-Adviser shall meet by conference call regularly and periodically to review the Sub-Adviser's determinations with respect to the Sub-Adviser Assets, including a review of performance of the Sub-Adviser as sub-advisor and other related matters, in light of the stated investment objectives, appropriate market indices, and benchmarks.

In instances where an investment's performance is consistently below expectations or its characteristics are outside of acceptable guidelines, the Trustees will undertake additional remedial steps with the Sub-Adviser. These steps will include: conducting more frequent reviews to determine the cause of the problem as well as agreeing on appropriate remedies and tracking progress of those remedies. The Trustees also reserve the right, at their discretion, to make additional suggestions to improve performance.

BOOKS AND RECORDS
During and for a reasonable time after the term of this Agreement, upon reasonable notice, the Sub-Adviser shall permit the Adviser or its agents, at all reasonable times during business hours to inspect, at the Adviser's expense, the Sub-Adviser's records of securities transactions, holdings, and valuation, including all listings and appraisals of securities with respect to such transactions, holdings or valuations, and all other records and other data created and maintained relating to this Agreement to the extent that such access would not compromise any duty of confidentiality of the Sub-Adviser to its other clients.

REPORTS, EVALUATIONS, AND OTHER SERVICES
Unless otherwise requested in writing, the Sub-Adviser shall cause to be delivered to the Adviser, as soon as practicable after the end of each month, each quarter, and each year, a written monthly, quarterly, and annual performance statement showing: all investments at the close of business on the last day of the month, quarter, and year; all additions to and withdrawals from the Fund's assets during such period; the return on the Sub-Adviser Assets; such other information required by any statutory, regulatory or governmental requirement and which is reasonably practicable for the Sub-Adviser to provide; and such other information as the Adviser and the Sub-Adviser shall agree from time to time.

In addition to the periodic performance reports, the Trustees expect that unusual, notable or extraordinary events regarding the investments will be communicated immediately by the Sub-Adviser. Examples of such events include turnover within the Sub-Adviser's investment advisory team that have a material impact on the management of the Sub-Adviser Assets, violation of investment guidelines or restrictions other than a violation resulting from changes in market movements or other changes beyond the Sub-Adviser's control, material litigation against the Sub-Adviser, and material changes in ownership or organization structure of the Sub-Adviser that have a material impact on the management of the Sub-Adviser Assets.

PURCHASE AND SALE OF SECURITIES
In connection with the purchase and sale of securities for the Sub-Adviser Assets, the Sub-Adviser will arrange for the transmission to State Street Bank and Trust Company or its agents (collectively referred to as the "Custodian") and the Adviser, on a daily basis, such confirmation, trade tickets, and other documents and information, including but not limited to, Cusip, Sedol or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian and the Adviser to perform their administrative and recordkeeping responsibilities with respect to the Fund. With respect to portfolio securities to be purchased or sold through securities depositories, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Custodian and the Adviser.

The Sub-Adviser will monitor on a daily basis the determination by the Custodian and the Adviser of the valuation of portfolio securities and other investments in the Sub-Adviser Assets provided that such information is provided to the Sub-Adviser by the Custodian or the Adviser. The Sub-Adviser will assist the Custodian and the Adviser in determining or confirming, consistent with the procedures and policies stated in the Prospectus, the value of any portfolio securities or other assets in the Sub-Adviser Assets for which the Custodian and the Adviser seeks assistance from, or identifies for review by, the Sub-Adviser. The Sub-Adviser shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

                                   APPENDIX B

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS
                          THE CHINA - U.S. GROWTH FUND


This Appendix B may be amended from time to time as provided under Section 3(b) of the Agreement. Limited exceptions to the following restrictions may be agreed upon in writing by the Adviser and Sub-Adviser on a case-by-case basis.

1.    INVESTMENT OBJECTIVE

      The Fund seeks long-term capital appreciation.

      Ninety percent of the Sub-Adviser Assets (as defined in the Sub-Advisory Agreement) must be invested in the securities of issuers that are economically tied to China (including, for purposes of this policy, Macau and Hong Kong, but excluding Taiwan). The remainder of the Sub-Adviser Assets may be invested in investments that are not economically ties to China. For purposes of this policy, an issuer is economically tied to China if

         The issuer is organized under the laws of, or its principal office is in, China; or

         The issuer's primary trading market is in China; or

         China or a governmental division or municipality thereof guarantees the securities of the issuer; or

         The issuer is included in an index representative of China; or

         Fifty percent or more of the issuer's assets are located in China; or

         Fifty percent or more of the issuer's revenues or earnings are derived from China.

2.    REFERENCE BENCHMARK

      MSCI Golden Dragon Index

3.    REPORTING CURRENCY

      The reporting currency is the United States dollar.

4.    PERMITTED INVESTMENT CLASSES

      Please note that certain securities and instruments may be classified in one or more categories.

      If trading is conducted in markets outside the China region, the availability of Fund custodial facilities must first be verified.

      a)    EQUITIES                                                         YES

            This will include common and preferred shares, warrants, rights, equity-linked notes, American Depositary Receipts, American Depositary Shares and Global Depositary Receipts, provided, however, that only ADRs, ADSs and GDRs of companies that are economically tied to China (see 1 above) may be purchased.

      b)    BONDS                                                             NO

            This will include, but not be limited to, bonds or convertible bonds and preference shares of any kind which are listed or otherwise quoted or traded on any market, and unquoted bonds, this may include short-term instruments such as Treasury-bills.

      c)    COLLECTIVE INVESTMENT SCHEMES                                     NO

            This will include, but not be limited to, any unit trust, open-ended investment company or other vehicle (wherever incorporated, established or regulated) for investment by investors in assets on a pooled basis, with investors having a proportionate share in the net asset value of the assets, including those managed by the Sub-Adviser and its associates.

      d)    COMMODITIES                                                       NO

            This will include, but not be limited to, any non-ferrous or precious metals and all other commodities of any nature and includes any contract for the sale or purchase of any commodity for future delivery. This will also include warrants or other instruments directly linked to the underlying commodity.

      e)    CASH AND SHORT TERM MONEY MARKET INSTRUMENTS                     YES

            This will include, but not be limited to, certificates of deposit, term deposits, notes, commercial paper, short-term government debt such as Treasury-bills, bills of exchange and other instruments with a remaining period to maturity not exceeding five (5) days.

5.    INVESTMENT RESTRICTIONS

      The percentage limitations contained in the following restrictions apply at the time of the purchase of the securities and a later increase or decrease in percentage resulting from a change in the values of the securities or in the amount of the Sub-Adviser Assets will not constitute a violation of the restriction. For purposes of investing the Sub-Adviser Assets, the Fund is prohibited from:

      a)    Issuing senior securities.

      b) Underwriting the securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended, by virtue of disposing of portfolio securities.

      c) Purchasing securities that would cause more than 25% of the value of the Sub-Adviser Assets to be invested in the securities of issuers conducting their principal business activities in the same industry (based on the GICS classification); provided that there shall be no limit on the purchase of U.S. government securities.

      d) Purchasing or selling real estate or real estate limited partnerships, except that the Fund may purchase or sell securities secured by real estate, mortgages or interests therein and securities that are issued by companies that invest or deal in real estate.

      e) Investing in oil, gas or other mineral exploration or development programs, except that the Fund may invest in the securities of companies that invest in or sponsor those programs.

      f) Investing in firm commitment agreements and when issued purchases for leveraging purposes. (This does not prohibit investing in IPOs, which are generally permitted.)

      g)    Investing in commodities.

      h) Investing more than 15% of the net Sub-Adviser Assets in securities which are illiquid by virtue of legal or contractual restrictions on resale or the absence of a readily available market. However, securities with legal or contractual restrictions on resale may be purchased if they are determined to be liquid and such purchases would not be subject to the 15% limit stated above. The Fund's Board of Trustees will in good faith determine the specific types of securities deemed to be liquid and the value of such securities held.

      i)    Making   investments  for  the  purpose  of  exercising  control  or management.

      j) With respect to any one issuer, investing more than 5% of the Sub-Adviser Assets in the securities of that issuer or investing in more than 10% of the issuer's outstanding voting securities.

6.    BORROWING

      a)    Permitted for settlement purposes as a temporary measure only, up to
            five percent of the Sub-Adviser Assets.                          YES

      b)    Permitted for investment purposes.                                NO

7.    CURRENCY HEDGING

      This will include, but not be limited to, forwards and derivatives.

      Hedging back to Reporting Currency.                                     NO
      Proxy currency hedging.                                                 NO
      Cross currency hedging.                                                 NO
      For settlement purposes.                                                NO

8.    DERIVATIVES

      This will include, but not be limited to, futures, options and all other instruments derived therefrom, whether listed on futures and options markets, tailor-made or traded over-the-counter. (This does not include equity-linked notes.)

      c)    For hedging assets.                                               NO
      d)    For investment timing purposes.                                   NO
      e)    For covered exposure.                                             NO
      f)    For uncovered exposure.                                           NO
      g)    For leveraged exposure.                                           NO

9.    SHORT-SELLING (AND ASSOCIATED BORROWING) OF SECURITIES

      Permitted.                                                              NO

10.   STOCKLENDING

      Permitted.                                                              NO

11.   UNDERWRITING AND SUB-UNDERWRITING

      Permitted,  provided that the  Sub-Adviser  purchases  securities  from an
      underwriter.                                                            NO

12. SECURITIES UNDERWRITTEN OR ISSUED BY THE SUB-ADVISER OR ITS ASSOCIATES.

      May at issuance participate in securities underwritten, sub-underwritten, lead-managed by the Sub-Adviser or its associates, to the extent allowable
      under Rule 10f-3 under the 1940 Act.                                   YES

13.   VOTING AT  SUB-ADVISER'S  DISCRETION,  SUBJECT TO THE FUND'S  PROXY VOTING
      POLICIES AND PROCEDURES NOTIFIED TO THE SUB-ADVISER                    YES

14.   DIVIDENDS AND OTHER PORTFOLIO INCOME RE-INVESTED                       YES

15.   CROSSING

      Permitted.                                                              NO
      A crossing is a transaction in which the Sub-Adviser acts for both buyer and seller. If the Sub-Adviser is authorized to carry out off-market crossings, no commission will be charged by the Sub-Adviser.

16.   SOFT COMMISSION ARRANGEMENTS

      Permitted.                                                             YES

                                   APPENDIX C

                            RISK DISCLOSURE STATEMENT


RISK OF SECURITIES TRADING

The prices of securities fluctuate, sometimes dramatically. The price of a security may move up or down, and may become valueless. It is as likely that losses will be incurred rather than profit made as a result of buying and selling securities.

RISK OF TRADING FUTURES AND OPTIONS

The risk of loss in trading futures contracts or options is substantial. In some circumstances, you may sustain losses in excess of your initial margin funds. Placing contingent orders, such as "stop-loss" or "stop-limit" orders, will not necessarily avoid loss. Market conditions may make it impossible to execute such orders. You may be called upon at short notice to deposit additional margin funds. If the required funds are not provided within the prescribed time, your position may be liquidated. You will remain liable for any resulting deficit in your account. You should therefore study and understand futures contracts and options before you trade and carefully consider whether such trading is suitable in the light of your own financial position and investment objectives. If you trade options you should inform yourself of exercise and expiration procedures and your rights and obligations upon exercise or expiry.

RISK OF TRADING GROWTH ENTERPRISE MARKET STOCKS

Growth Enterprise Market (GEM) stocks involve a high investment risk. In particular, companies may list on GEM with neither a track record of profitability nor any obligation to forecast future profitability. GEM stocks may be very volatile and illiquid.

You should make the decision to invest only after due and careful consideration. The greater risk profile and other characteristics of GEM mean that it is a market more suited to professional and other sophisticated investors.

Current information on GEM stocks may only be found on the internet website operated by The Stock Exchange of Hong Kong Limited. GEM Companies are usually not required to issue paid announcements in gazetted newspapers.

You should seek independent professional advice if you are uncertain of or have not understood any aspect of this risk disclosure statement or the nature and risks involved in trading of GEM stocks.

RISK OF MARGIN TRADING

The risk of loss in financing a transaction by deposit of collateral is significant. You may sustain losses in excess of your cash and any other assets deposited as collateral with the dealer or securities margin financier. Market conditions may make it impossible to execute contingent orders, such as "stop-loss" or "stop-limit" orders. You may be called upon at short notice to make additional margin deposits or interest payments. If the required margin deposits or interest payments are not made within the prescribed time, your collateral may be liquidated without your consent. Moreover, you will remain liable for any resulting deficit in your account and interest charged on your account. You should therefore carefully consider whether such a financing arrangement is suitable in light of your own financial position and investment objectives.

RISK OF TRADING NASDAQ-AMEX SECURITIES AT THE STOCK EXCHANGE OF HONG KONG
LIMITED

The securities under the Nasdaq-Amex Pilot Program (PP) are aimed at sophisticated investors. You should consult your dealer and become familiarised with the PP before trading in the PP securities. You should be aware that the PP securities are not regulated as a primary or secondary listing on the Main Board or the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited.






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                                   APPENDIX D

                    CERTIFICATES OF INSURANCE FOR SUB-ADVISER

                             [INCLUDED IN ORIGINAL]








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